EXHIBIT 10.6


                                    AMENDMENT
                                       TO
              COMMON STOCK AND CONVERTIBLE NOTE PURCHASE AGREEMENT

                                 April 14, 1999


                  This Amendment is made and entered into as of the date first written above by and between Genentech, Inc., a Delaware corporation having its principal executive office at 1 DNA Way, South San Francisco, California 94080 ("Genentech"), and XOMA Ltd., a Bermuda company having its principal office at 2910 Seventh Street, Berkeley, California 94710 ("XOMA"), to amend that certain Common Stock and Convertible Note Purchase Agreement, dated as of April 22, 1996 (the "Purchase Agreement"), by and between Genentech and XOMA.

                  Genentech and XOMA agree to amend the Purchase Agreement as follows:

                  1. To replace the words "State of Delaware" in Section 4(a) with the words "Commonwealth of Bermuda."

                  2. To insert the words "and each amendment thereto" after the words "this Agreement, the Collaboration Agreement and the Convertible Note" in the first and second sentences of Section 4(b).

                  3. To delete the words "federal and state" from the first and second sentences of Section 4(c) and to replace them with the words "Bermuda Companies Act and Bermuda", and to delete the words "after giving effect to the filing of the Certificate of Designation with the Secretary of State of the State of Delaware as contemplated by Section 8" from the third sentence of
Section 4(c).

                  4. To insert the words "and each amendment thereto" after the words "this Agreement, the Collaboration Agreement and the Convertible Note" in Section 4(d), and to delete clause (i) from Section 4(d) and renumber clauses
(ii), (iii) and (iv) as (i), (ii) and (iii).

                  5.     To delete the words "the SEC Reports (as defined in
Section 4(j) below)" in Section 4(e) and replace them with the words "the Company's most recent report filed with the Securities and Exchange Commission pursuant to the Exchange Act (as defined below) that calls for such disclosure".

                  6. In Section 4(h), (i) to delete the words "SEC Reports and except for the issuance of the Company's Non-Voting Cumulative Convertible Preferred Stock, Series D," and to replace them with the words "the Company's most recent report filed with the Securities and Exchange Commission pursuant to the Exchange Act (as defined below) that calls for such disclosure"; (ii) to delete the words "the SEC Reports" and replace them with the words "such report"; and (iii) to delete the word "hereof" and replace it with the word "thereof."

                  7. To delete the words "Amended and Restated Certificate of Incorporation or Bylaws" in Section 4(i) and replace them with the words "Memorandum of Continuance or Bye-Laws", and to insert at the end of Section 4(i) the words "together with each amendment thereto".

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                                      -2-

                  8.     To add the following sentence to the end of Section
6(d):

                         "Any stop-transfer instructions with respect to the Securities shall be removed by the Company promptly upon the request of the Holder if the Holder shall have obtained an opinion of counsel in form and in substance satisfactory to the Company to the effect that such instructions are no longer required."

                  9. To delete the words "upon any such assignment, sale or transfer of such shares" from the last sentence of Section 7(a) and replace them with the words "as set forth therein."

                  10.    To add the following as new Sections 8(c) and 8(d):

                         "(c) The Company shall use its commercially reasonable efforts to remain qualified to use Form S-3 under the Securities Act or another appropriate form (including but not limited to Form A or Form B proposed by the staff of the Securities and Exchange Commission in Securities Act Release No. 33-7606, if adopted) permitting registration of the Conversion Shares and any Registrable Securities issued in respect of such Conversion Shares for resale by the Holder in the manner or manners reasonably designated by the Holder.

                         (d) The Company shall not issue any Series B Preference Shares to any other party without the prior written consent of the Holder."

                  11. To insert the words "as amended" into Section 9(a)(i) after the words "Convertible Note."

                  12. To insert the words "and each amendment thereto" after the words the "Collaboration Agreement and the Convertible Note" in Section 9(a)(v) and after the words "this Agreement, the Collaboration Agreement and the Convertible Note" in Section 9(a)(vi).

                  13. To insert the words "and each subsequent loan as of their respective Closing Dates" into Section 9(a)(viii) after the words "Initial Loan."

                  14. To add a new Section 10(b)(iii) that reads in full as follows:

                              "(iii) The Company agrees to file with the
                         Commission,promptly following the execution of the Amendment to this Agreement, but in no event later than 45 days thereafter, a Shelf Registration Statement covering not less than that number of Conversion Shares that would be issued upon the conversion of the Preferred Stock that would be issued if $2 million of the principal amount of the Convertible Note were to be converted into Preferred Stock as of the filing date. Such Shelf Registration Statement shall be on Form S-3 under the Securities Act or another appropriate form (including but not limited to Form A or Form B proposed by the staff of the Securities and Exchange Commission in Securities Act Release No. 33-7606, if adopted) permitting registration of such Conversion Shares and any Regis-


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                                      -3-


                         trable Securities issued in respect of such Conversion Shares for resale by the Holder in the manner or manners reasonably designated by the Holder. The Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective pursuant to the Securities Act as promptly as practicable following the filing thereof and to keep continuously effective under the Securities Act until termination of such obligation pursuant to
                         Section 10(f)(iii).

                  15. To add a new Section 10(b)(iv) that reads in full as follows:

                              "(iv) At such time (if any) that, as a result of
                         the Purchaser's sales of Conversion Shares covered by the Shelf Registration Statement referred to in Section 10(b)(iii), such Shelf Registration Statement is available to cover sales of a maximum number of Conversion Shares then issued or issuable upon conversion of Preferred Stock issued or issuable upon conversion of $1 million of the principal amount of the Convertible Note or less, then the Company shall promptly file an amendment or supplement to such Registration Statement, such that such Registration Statement will be available for sales of Conversion Shares then issued or issuable upon conversion of Preferred Stock issued or issuable upon conversion of not less than $2 mi1lion of the principal amount of the Convertible Note. The Company shall use its commercially reasonable efforts to cause such amendments or supplements to such Shelf Registration Statement to be declared effective pursuant to the Securities Act as promptly as practicable following the filing thereof and to keep the same continuously effective under the Securities Act until termination of such obligation pursuant to Section 10(f)(iii)."

                  To add a new Section 10(f)(iii) that reads in full as follows:

                                "(iii) The registration obligations of the
                           Company pursuant to Sections 10(b) through (d) of this Agreement shall terminate with respect to the Shelf Registration Statement contemplated by Section 10(b)(iii) and any amendments or supplements thereto contemplated by Section 10(b)(iv) at the time at which (A) the Purchaser has no obligation to make additional loans to the Company under the Convertible Note, and (B) all of the Conversion Shares that could be issued upon the conversion of the Preferred Stock that could be issued if the entire principal amount of the Initial Loan and each Tranche may be sold within a given three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 or other applicable exemption supported by a written opinion of legal counsel for the Company which shall be reasonably satisfactory in form and substance to legal counsel for the Holder."

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                                      -4-

                  17.    To replace the notice provisions in Section 11(a) and
(b) in their entirety with the following:

                           "(a)     If to the Purchaser, to:

                                    Genentech, Inc.
                                    1 DNA Way
                                    South San Francisco, CA  94080-4990
                                    Telephone:  (650) 225-1000
                                    Facsimile:  (650) 952-9881

                                    Attention:  Corporate Secretary

                           (b)      If to the Company, to:

                                    XOMA Ltd
                                    2910 Seventh Street
                                    Berkeley, CA  94710
                                    Telephone:  (510) 664-1170
                                    Facsimile:  (510) 649-7571

                                    Attention:  Corporate Secretary"

                  18. To replace all references to "XOMA Corporation" with references to "XOMA Ltd.", which is a Bermuda company that is the successor in interest to XOMA Corporation, a Delaware company.

                  19. To replace all references to "Series E Preferred Stock" and "Preferred Stock" with references to "Series B Preference Shares."

                  20. To replace all references to "Common Stock" with references to "Common Shares."

                  All other terms and conditions of the Agreement shall remain unchanged by this Amendment. The parties have agreed that this Amendment will be governed by and construed in accordance with the laws of the State of Delaware.

                  This Purchase Agreement may be executed in two counterparts, each of which will be deemed an original, but both of which together will constitute one and the same instrument.

                            [signature page follows]


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                  IN WITNESS WHEREOF, this Purchase Agreement has been executed and delivered on the date first written above by duly authorized representatives of the parties hereto.


GENENTECH, INC.                              XOMA LTD.
By: /s/ Louis J. Lavigne, Jr                 By: /s/ Christopher J. Margolin
    -----------------------------------      -------------------------------
    Name:   Louis J. Lavigne, Jr.                Name:   Christopher J. Margolin
    Title:  Executive Vice President and         Title:  Vice President,
            Chief Financial Officer                      General Counsel and
                                                         Secretary